Exhibit 10.46

CASH UNIT AWARD AGREEMENT
THIS CASH UNIT AWARD AGREEMENT (the “Agreement”) is made between EVERCORE PARTNERS INC. (the “Company”) and [________] (the “Participant”).
WHEREAS, the Company has determined that the Participant will receive an annual bonus (the “Bonus”); and
WHEREAS, the payment of a portion of the Bonus is subject to the Participant’s continued service with the Company; and
WHEREAS, the Participant has elected to have this portion of the bonus notionally invested in one or more investment alternatives designated by the Participant; and
WHEREAS, this portion of the Bonus will be credited to a bookkeeping account in the Participant’s name, notionally invested and, as adjusted to reflect the results of such investment, distributed to the Participant upon the completion of the requisite service period.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Creation of Bookkeeping Account. On [__________], 2016 (the “Effective Date”), the Company will establish a bookkeeping account in the Participant’s name (the “Account”). The Company will credit to the Account an amount equal to $[_______], which amount will thereafter be subject to adjustment in accordance with Section 2, below.
2.    Investment of Account Balance.
(a)    The balance of the Account, as adjusted in accordance with the remainder of this Section 2 (the “Account Balance”), will be adjusted to track a hypothetical investment of equal amount, invested as of the Effective Date, in the investment funds the Participant specified on the Investment Selection Form attached hereto as Exhibit A. Therefore, following the Effective Date and until the date on which all amounts in the Account have been paid to the Participant or forfeited, the Account Balance will be adjusted to reflect income, gains, losses and dividends and distributions (which will be deemed reinvested in the distributing fund) attributable to the deemed investments and to reflect payments in respect of portions of the Account Balance that have become vested in accordance with Section 3, below.
(b)    The Investment Selection Form attached hereto as Exhibit A sets forth the Participant’s initial allocation of his or her Account Balance among the investment funds made available for this purpose. The Participant acknowledges that, prior to the Effective Date, the Participant has received and reviewed current prospectuses for those funds.
(c)    Prior to complete vesting or forfeiture of the Account Balance, the Participant will have two opportunities each year, in such manner and at such intervals as the Company will establish, to re-designate the investment fund(s) in which the Account Balance is deemed invested. For this purpose, the Participant may choose from any of the investment alternatives that the Company makes available as of the date of redesignation.
3.    Vesting and Distribution of Account Balance.
(a)Subject to the Participant remaining in continuous service with the Company through the relevant Vesting Event (as hereinafter defined), the Participant shall become vested in the Account Balance as follows (the occurrence of each such event described herein, a “Vesting Event”):

(i)25% of the then-current Account Balance will become vested on February 4, 2017; and

(ii)33% of the then-current Account Balance will become vested on February 4, 2018; and

(iii)50% of the then-current Account Balance will become vested on February 4, 2019; and

(iv)100% of the then-current Account Balance will become vested on February 4, 2020; and

(v)any otherwise unvested portion of the then-current Account Balance will become one hundred percent (100%) vested upon (A) the occurrence of a Change in Control, (B) the Participant’s death, (C) the Participant’s Disability, (D) the termination of the Participant’s service by the Company without Cause (as defined below), or (E) the Participant becoming eligible for a Qualifying Retirement (as defined below).

(b)Upon cessation of the Participant’s service with the Company for any reason other than death, Disability, Qualifying Retirement or termination by the Company without Cause, all then unvested any unvested portion of the then-current Account Balance will immediately and automatically be forfeited, and the Participant will have no further rights in respect thereof.

(c)Upon the occurrence of a Vesting Event, such vested portion of the Account Balance will be payable to the Participant in cash, subject to the terms and provisions of this Agreement (including, without limitation, Section 3(e) below). To the extent and in the manner permitted by the Company, the Participant may elect the investment funds from which the vested portion of the Account Balance is deemed distributed. After such Vesting Event, upon satisfaction of any required tax withholding obligations, except as otherwise provided in Section 3(d) and subject to Section 3(e) below, the Company shall pay to the Participant the value of such vested portion of the Account Balance as soon as practicable (but in no event later than 30 calendar days after the Vesting Event).

(d)In the event of a Vesting Event described in Section 3(a)(v)(D)(termination without Cause), the Account Balance then vested will be paid by the Company, following satisfaction of applicable tax withholding requirements, on the earlier of (i) the date such portion of the Account Balance would otherwise have vested (but for a cessation of the Participant’s service) under Sections 3(a)(i)-(iv)(scheduled vesting dates), 3(a)(v)(A)(Change in Control), 3(a)(v)(B)(death)

or 3(a)(v)(C)(Disability) as applicable, or (ii) March 15th of the year following the year of such termination; provided in each case that, within 45 days following such termination, the Participant has executed a general release of claims against the Company and its Affiliates in a form reasonably prescribed by the Company and such release has become irrevocable. If the Participant has failed to timely satisfy the release requirements described in the preceding sentence, any portion of the Account Balance vesting under Section 3(a)(v)(D) and any cash otherwise payable under this paragraph will be forfeited and the Participant will have no further rights hereunder.

(e)In the event of a Vesting Event described in Section 3(a)(v)(E)(eligibility for Qualifying Retirement), following satisfaction of applicable tax withholding requirements, the Account Balance then vesting will be held in escrow by the Company. While any amounts are held in escrow, the Company will hold those amounts separate from its own assets and will invest those amounts in a manner consistent with the directions provided under Section 2, above. While such escrow is in effect, the amount held in escrow may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered other than by will or the laws of descent or distribution (in which case, the heir or intestate successor will receive a distribution of the escrow subject to the terms of this paragraph). The Company will direct the escrow agent to distribute such portion of the Account Balance promptly following the earliest of: (i) the Participant’s death, (ii) the Participant’s Disability, and (iii) (A) the first anniversary of the date of the Participant’s cessation of service, if such portion of the Account Balance would otherwise have vested prior to such anniversary pursuant to Sections 3(a)(i)-(iv)(scheduled vesting dates) or 3(a)(v)(A)(Change in Control), or (B) the date such portion of the Account Balance would otherwise have vested pursuant to Sections 3(a)(i)-(iv) or 3(a)(v)(A), if such date is after the first anniversary of the Participant’s cessation of service; provided that, in any case, no forfeiture of such amounts is required pursuant to Section 10, below. If the Company determines that a forfeiture is required pursuant to Section 10, below, it will notify the Participant within 10 days. If the forfeiture of any portion of the Account Balance is required pursuant to Section 10, such portion of the escrow will be cancelled and the Participant (and his or her heirs or intestate successors) will have no further rights in respect thereof.

(f)In the event of the death of the Participant, the distribution of the Account Balance under this Section 3 will be made in accordance with the written beneficiary designation form on file with the Company; provided, however, that, in the absence of any such written beneficiary designation form, the distribution of the Account Balance will be made to the person or persons to whom the Participant’s rights with respect to the Account Balance shall pass by will or by the applicable laws of descent and distribution. A form of beneficiary designation is attached hereto as Exhibit B.

(g)For purposes of this Agreement, service with the Company will be deemed to include service with the Company’s Affiliates, but only during the period of such affiliation.

4.    Definitions. For purposes of this Agreement, the following definitions will apply:
(a)    “Cause” means (i) the Participant’s material breach of any of the Restrictive Covenants (as defined below), any published policy of the Company or its Affiliates applicable to the Participant, including the Company’s or any of its Affiliates’ Code of Ethics; (ii) any act or omission by the Participant that causes the Participant, the Company or any of the Company’s

Affiliates to be in violation of any law, rule or regulation related to the business of the Company or its Affiliates, or any rule of any exchange or association of which the Company or its Affiliates is a member, which, in any such case, would make the Participant, the Company or any of the Company’s Affiliates subject to being enjoined, suspended, barred or otherwise disciplined; (iii) the Participant’s conviction of, or plea of guilty or no contest to, any felony; (iv) the Participant’s participation in any fraud or embezzlement; (v) gross negligence, willful misconduct by the Participant in the course of employment or the Participant’s deliberate and unreasonably continuous disregard of his or her material duties; or (vi) the Participant’s committing to, or engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or any of its Affiliates which, in any such case, has a material adverse effect on the Company; provided, however, that in the case of clauses (i), (ii), (v) and (vi), “Cause” shall not exist if such breach, act or omission, if capable of being cured (in the good faith determination of the Board or any committee of the Board that does not include any employee directors), shall have been cured within ten business days after the Company provides the Participant with written notice thereof.
(b)    “Change in Control” will have the meaning ascribed to it in the Company’s 2006 Stock Incentive Plan, except that no event or transaction will be considered a Change in Control under this Agreement unless it also constitutes a change in control event within the meaning of Treas. Reg. § 1.409A-3(i)(5).
(c)     “Qualifying Retirement” will mean the Participant’s voluntary resignation from service with the Company if, as of the effective date of such resignation: (A) the sum of the Participant’s age plus completed years of service with the Company is greater than 65; (B) the Participant is at least age 55 and has completed at least 5 years of service with the Company; and (C) the Participant has provided the Company with notice of intent to retire at least 12 months prior to the effective date of such resignation.
5.    Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s tax liability in connection with the creation of the Account or the deemed investment or distribution of the Account Balance. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and non-U.S. tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
6.    Nature of Company’s Obligation.
(a)    The Company’s sole obligation hereunder is to pay to the Participant an amount in cash equal to the vested portion of the Account Balance in accordance with Section 3. This obligation is purely contractual and should not be construed as creating a trust or any fiduciary relationship.
(b)    Except as may be required under Section 3(e) following a Qualifying Retirement, it is the Company’s intention that this arrangement be unfunded for U.S. federal income tax purposes. Accordingly, except as may be required under Section 3(e) following a Qualifying Retirement, the rights of the Participant under this Agreement will be no greater than those of an unsecured general creditor of the Company.

(c)    This Agreement does not require the Company to segregate or maintain any asset or otherwise fund the obligation created hereunder, nor will anything herein be construed to give the Participant a right to any specific asset of the Company, except as may be required under Section 3(e) following a Qualifying Retirement,.
(d)    No right to receive payment under this Agreement will be transferable or assignable by the Participant, or subject to anticipation, alienation, sale, pledge, encumbrance, attachment or garnishment by creditors of the Participant.
7.    Representations and Warranties. By executing this Agreement, the Participant hereby represents, warrants, covenants, acknowledges and/or agrees that:
(a)    The investment funds are not sponsored, promoted, endorsed, sold or issued by the Company, and the financial performance of the investment funds should not be expected to track the performance of the Company’s common stock;
(b)    The Company makes no representation or warranty, express or implied, with respect to the performance of the investment funds at any time, and the Participant should review the prospectuses and other offering memoranda provided by the relevant fund managers before deciding how to direct the deemed investment of his or her Account Balance; and
(c)    The Company has no obligation or liability in connection with the administration, marketing or trading of the investment funds.
8.    Electronic Delivery of Documents. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement. For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.
9.    No Right to Continued Service. This Agreement will not be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any of its Affiliates. Further, the Company (or, as applicable, its Affiliates) may at any time dismiss the Participant, free from any liability or any claim under this Agreement, except as otherwise expressly provided herein.
10.    Restrictive Covenants.
(a)    The Participant acknowledges that he or she has agreed to be bound by certain restrictive covenants which apply during the Participant’s service to the Company and following the cessation of that service for any reason(such covenants, together with any restrictive covenants made by the Participant after the date hereof, the “Restrictive Covenants”). Upon or in anticipation of payment of any portion of the Account Balance hereunder, the Participant may be required to certify, in a manner acceptable to the Company, that he or she continues to be in compliance with the Restrictive Covenants.

(b)    If the Participant violates any of the terms of the Restrictive Covenants, then the Participant will immediately forfeit any undistributed Account Balance (even if otherwise vested).
(c)    Similarly, if the Participant’s service with the Company terminates upon or after becoming eligible for a Qualifying Retirement and if, at any time prior to the full distribution of all amounts held in escrow, the Participant, engages in conduct that violates the Restrictive Covenants (regardless of the fact that such Participant is at the time of such violation no longer an employee or whether the time limits in the relevant Restrictive Covenant have otherwise expired), in addition to any other remedies that are available pursuant to the Restrictive Covenants: the Participant will immediately and automatically forfeit (i) any undistributed Account Balance (even if otherwise vested), and (ii) any amounts held in the escrow described above in Section 3(c). The Participant agrees that the remedies contained in this paragraph are reasonable and further agrees not to challenge the enforceability of this section.
(d)    The remedies contained in this section will be in addition to, not in lieu of, any other available remedies.
11.    General.
(a)    Capitalized terms used but not defined herein will have the meanings defined in the Company’s 2006 Stock Incentive Plan.
(b)    This Agreement represents the entire agreement between the parties regarding the matters herein discussed and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to those matters. This Agreement may only be modified or amended in a writing signed by both parties.
(c)    Neither this Agreement nor any rights or interest hereunder will be assignable by the Participant, his or her beneficiaries or legal representatives, and any purported assignment will be null and void.
(d)    Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.
(e)    This Agreement will be governed by, and enforced in accordance with, the laws of the State of New York, without regard to the application of the principles of conflicts or choice of laws.
(f)    This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative on the date below indicated.

EVERCORE PARTNERS INC.

By:
Justin Kulo
Managing Director-Human Resources

Date:

[EVERCORE PARTNERS INC. SIGNATURE PAGE TO
CASH UNIT AWARD AGREEMENT]

IN WITNESS WHEREOF, the Participant has executed this Agreement on the date below indicated.

PARTICIPANT

By:

Date:

[PARTICIPANT SIGNATURE PAGE TO
CASH UNIT AWARD AGREEMENT]

Exhibit A

Investment Selection Form

Human Resources

I hereby agree to allocate the investment of my Account Balance as follows:

Investment Name	% Allocation of my Account Balance
Vanguard Intermediate-Term Investment Grade Fund - VFIDX
Vanguard S&P 500 ETF - VOO
Vanguard Total World Stock ETF - VT
iShares S&P GSCI Commodity Indexed Trust - GSG
Vanguard Prime Money Market Fund - VMMXX
Vanguard FTSE 100 UCITS ETF - VUKE
Vanguard U.K. Short-Term Investment Grade Bond Index Fund - VGUKSTA
FTSE Developed Europe ex-U.K. Equity Index Fund - VDEXEIA
The total percentage allocated must equal:	100%

This allocation will remain in effect until changed by me in accordance with my Cash Unit Award Agreement. In addition, I am aware that, in accordance with my Cash Unit Award Agreement, the investment of my Account Balance will be a notional investment only. I understand that the amount deemed invested in each fund may be rounded to initially allocate amounts in whole dollars.

Signature:    _____________________________________
Printed Name:    _____________________________________
Date:    ___________________________________________

Exhibit B

CASH UNIT AWARD AGREEMENT

Designation or Change of Beneficiary

TO:	Evercore Partners Inc.:
I, ________________________________, hereby designate the following
(Please Print)
person(s) or entity(ies) as beneficiary(ies) of any and all payments which may be made with respect to any amount due to me under the Cash Unit Award Agreement between Evercore Partners Inc. and me, by reason of my death:

Primary Beneficiary Designation
Primary Beneficiary No. 1:
Name:____________________________ Percentage Interest ________%
Address:________________________________________________________
Relationship:________________ Social Security No:_______________

Primary Beneficiary No. 2:
Name:____________________________ Percentage Interest _________%
Address:_________________________________________________________
Relationship:________________ Social Security No:________________

If more than one primary beneficiary has been named, specify whether the surviving beneficiary’s percentage of your payment is to be increased if the other beneficiary dies or ceases to exist (check one):

Primary Beneficiary No. 1: ______ Yes, it is to be increased to _____% ______ No, it is not to be increased.	Primary Beneficiary No. 2: ______ Yes, it is to be increased to _____% ______ No, it is not to be increased.

If you checked “Yes” in either of the boxes above but entered less than 100%, or if you checked “No”, or if you checked only one primary beneficiary, specify who is to receive the balance of the deceased primary beneficiary’s share below:

Secondary Beneficiary Designation
Secondary Beneficiary No. 1:
Name:___________________________ Percentage Interest_______%
Address:______________________________________________________
Relationship:________________ Social Security No._____________

Secondary Beneficiary No.2:
Name:___________________________ Percentage Interest_______%
Address:______________________________________________________
Relationship:________________ Social Security No._________

If any of the named beneficiaries is a trust, is the trust under your will? Yes______    No______
If the trust(s) is not under your will, but under an agreement or deed of trust, list the date on which such deed or agreement was executed and the name and address of the trustee(s):
_________________________________________________________________
_________________________________________________________________
I understand that if I fail to designate a beneficiary, or if no designated beneficiary survives me, any and all payments which may be made with respect to my interest under the Cash Unit Award Agreement by reason of my death shall be paid to my estate.

This designation supersedes any and all prior designations and shall be effective until such time as it is superseded by a subsequent designation or revoked. This designation shall be effective only after receipt by Evercore Partners Inc.

Participant

Social Security No.

Dated:_________________, 20__
Received by:__________________________________________